PRESS RELEASE

OCEAN SHORE HOLDING CO. ANNOUNCES DATE OF ANNUAL MEETING


OCEAN CITY, N.J.--(BUSINESS WIRE) Jan. 19, 2006--Ocean Shore Holding Co. (Nasdaq:OSHC - News) announced today that the Corporation's annual meeting of shareholders will be held on Wednesday, May 17, 2006 at the Flander's Hotel, Ocean City, New Jersey and will begin at 8:30 a.m.

Ocean Shore Holding Co. is the holding company for Ocean City Home Bank, which operates from 7 offices in Atlantic and Cape May Counties, New Jersey.


CONTACT:

Ocean Shore Holding Co.
Kim M. Davidson, 609-399-0012